Exhibit (C) (5)

Goldman

Sachs

Project Closeup Discussion Materials

Goldman, Sachs & Co.

December 2007

Goldman

Sachs

Table of Contents

I. Potential Strategic Buyer Accretion/Dilution Analysis

II. Stub Equity Alternative Deal Structures

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Goldman

Sachs

I. Potential Strategic Buyer Accretion/Dilution Analysis

Goldman Sachs

Potential Strategic Buyers

Illustrative Sample List

	Market Cap	Enterprise Value	Cash	'08 EV/EBITDA	'08 P/E	IBES LT EPS Growth
gettyimages	$1,719	$1,761	$303	5.6x	12.8x	10.0%
Adobe	$25,637	$23,681	$1,956	14.7x	23.2x	15.0%
Google	218,236	208,249	9,987	21.0	32.5	30.0
News Corporation	54,051	50,639[1]	8,777[2]	7.6	16.0	18.8
REUTERS	15,751	16,782	759	13.0	20.8	22.4
SONY	56,725	56,650	8,751	6.7	17.0	32.9

[1] Adjusted enterprise value deducts value of holdings in public assets. Market data as of 03-Dec-2007. Multiples based on IBES median estimates as of 03-Dec-2007. Market cap and Enterprise value are fully diluted.
[2] $1,247mm cash added for senior notes issuance; $588mm cash subtracted per Liberty Media exchange agreement
Note: News Corp. not pro forma for $5.6bn Dow Jones acquisition – expected to close calendar Q4 2007
Note: Reuters not pro forma for announced $18.3bn Thompson Corp. acquisition
Source: Public filings and IBES

2

Goldman Sachs

Pro Forma Financial Impact
Adobe Acquires Getty

100% Stock

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 0	$ 0	$ 0
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	48.4	56.7	64.9
Target's Ownership in Pro Forma	7.5%	8.6%	9.8%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 1.82	$ 1.82	$ 1.82
Pro Forma Combined EPS	1.91	1.88	1.86
Accretion / Dilution (%)	**5.0%**	**3.7%**	**2.4%**
Pre-Tax Synergies to EPS Breakeven	$(78.9)	$(58.8)	$(38.6)
as a % of Target's SG&A	N.M.	N.M.	N.M.

100% Cash

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 1,241	$ 1,241	$ 1,241
Amount of New Debt Required	826	1,178	1,531
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 826**	**$ 1,178**	**$ 1,531**
Ownership			
Acquiror New Shares Issued - Diluted	0.0	0.0	0.0
Target's Ownership in Pro Forma	0.0%	0.0%	0.0%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 1.82	$ 1.82	$ 1.82
Pro Forma Combined EPS	1.90	1.87	1.83
Accretion / Dilution (%)	**4.7%**	**2.8%**	**0.9%**
Pre-Tax Synergies to EPS Breakeven	$(68.9)	$(40.7)	$(12.5)
as a % of Target's SG&A	N.M.	N.M.	N.M.

[1] *Assumes use of 100% of target's cash and up to 50% of acquiror's cash; cash as source of purchase price includes equity consideration and liquidity of options.*
[2] *Assumes IBES median estimates as of 03-Dec-2007. Assumes acquiror's tax rate of 25.6%, 5.0% opportunity cost of cash and 8.0% cost of debt. Pre-tax synergies to breakeven as % of Target's SG&A based on target's LTM SG&A.*
Note: Adobe and Getty estimates exclude ESO (assumed to be $19.9mm for Getty per Getty management estimates) taxed at 34.4% for CY 2008. Merger math does not include potential tax benefits from tax deductibility of options. Enterprise value shown assumes cash after $40mm in convertible tax leakage.

3

Goldman Sachs

Pro Forma Financial Impact

Google Acquires Getty

100% Stock

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 0	$ 0	$ 0
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	3.0	3.5	4.1
Target's Ownership in Pro Forma	0.9%	1.1%	1.3%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 20.95	$ 20.95	$ 20.95
Pro Forma Combined EPS	21.21	21.18	21.14
Accretion / Dilution (%)	**1.2%**	**1.1%**	**0.9%**
Pre-Tax Synergies to EPS Breakeven	$(113.0)	$(98.4)	$(83.8)
as a % of Target's SG&A	N.M.	N.M.	N.M.

100% Cash

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 2,067	$ 2,419	$ 2,772
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	0.0	0.0	0.0
Target's Ownership in Pro Forma	0.0%	0.0%	0.0%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 20.95	$ 20.95	$ 20.95
Pro Forma Combined EPS	21.17	21.13	21.09
Accretion / Dilution (%)	**1.1%**	**0.9%**	**0.7%**
Pre-Tax Synergies to EPS Breakeven	$(95.4)	$(77.8)	$(60.2)
as a % of Target's SG&A	N.M.	N.M.	N.M.

[1] Assumes use of 100% of target's cash and up to 50% of acquiror's cash; cash as source of purchase price includes equity consideration and liquidity of options.
[2] Assumes IBES median estimates as of 03-Dec-2007. Assumes acquiror's tax rate of 25.9%, 5% opportunity cost of cash and 8% cost of debt. Pre-tax synergies to breakeven as % of Target's SG&A based on target's LTM SG&A.
Note: Google and Getty estimates exclude ESO (assumed to be $19.9mm for Getty per Getty management estimates) taxed at 34.4% for CY 2008. Merger math does not include potential tax benefits from tax deductibility of options, Enterprise value shown assumes cash after $40mm in convertible tax leakage.

4

Goldman Sachs

Pro Forma Financial Impact

News Corporation Acquires Getty

100% Stock

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 0	$ 0	$ 0
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	95.8	112.1	128.5
Target's Ownership in Pro Forma	3.6%	4.2%	4.8%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 1.49	$ 1.49	$ 1.49
Pro Forma Combined EPS	1.49	1.48	1.47
Accretion / Dilution (%)	**(0.3)%**	**(0.9)%**	**(1.5)%**
Pre-Tax Synergies to EPS Breakeven	$ 20.6	$ 59.2	$ 97.9
as a % of Target's SG&A	6.3%	18.1%	30.0%

50/50% Stock/Cash

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 1,033	$ 1,209	$ 1,386
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	47.9	56.1	64.2
Target's Ownership in Pro Forma	1.8%	2.1%	2.4%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 1.49	$ 1.49	$ 1.49
Pro Forma Combined EPS	1.50	1.49	1.49
Accretion / Dilution (%)	**0.7%**	**0.2%**	**(0.2)%**
Pre-Tax Synergies to EPS Breakeven	$(41.0)	$(12.9)	$ 15.2
as a % of Target's SG&A	N.M.	N.M.	4.7%

[1] Assumes use of 100% of target's cash and up to 50% of acquiror's cash; cash as source of purchase price includes equity consideration and liquidity of options.
[2] Assumes IBES median estimates as of 03-Dec-2007. Assumes acquiror's tax rate of 37.0%, 5% opportunity cost of cash and 8% cost of debt. Pre-tax synergies to breakeven as % of Target's SG&A based on target's LTM SG&A. News Corporation not pro forma for Dow Jones acquisition.
Note: News Corp. and Getty EPS estimates include ESO expense. Merger math does not include potential tax benefits from tax deductibility of options. Enterprise value shown assumes cash after $40mm in convertible tax leakage.

5

Goldman Sachs

Pro Forma Financial Impact

Reuters Acquires Getty

100% Stock

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 0	$ 0	$ 0
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	168.3	197.0	225.7
Target's Ownership in Pro Forma	11.5%	13.2%	14.8%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 0.59	$ 0.59	$ 0.59
Pro Forma Combined EPS	0.61	0.60	0.59
Accretion / Dilution (%)	**4.1%**	**2.1%**	**0.1%**
Pre-Tax Synergies to EPS Breakeven	$(50.0)	$(25.8)	$(1.6)
as a % of Target's SG&A	N.M.	N.M.	N.M.

50/50% Stock/Cash

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 642	$ 642	$ 642
Amount of New Debt Required	391	567	743
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 391**	**$ 567**	**$ 743**
Ownership			
Acquiror New Shares Issued - Diluted	84.2	98.5	112.8
Target's Ownership in Pro Forma	6.1%	7.1%	8.0%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 0.59	$ 0.59	$ 0.59
Pro Forma Combined EPS	0.62	0.61	0.59
Accretion / Dilution (%)	**5.0%**	**2.7%**	**0.4%**
Pre-Tax Synergies to EPS Breakeven	$(57.5)	$(31.4)	$(5.1)
as a % of Target's SG&A	N.M.	N.M.	N.M.

[1] *Assumes use of 100% of target's cash and up to 50% of acquiror's cash; cash as source of purchase price includes equity consideration and liquidity of options.*
[2] *Assumes IBES median estimates as of 03-Dec-2007. Assumes acquiror's tax rate of 30%, 5% opportunity cost of cash and 8% cost of debt. Pre-tax synergies to breakeven as % of Target's SG&A based on target's LTM SG&A.*
Note: Reuters and Getty EPS estimates include ESO expense. Merger math does not include potential tax benefits from tax deductibility of options. Enterprise value shown assumes cash after $40mm in convertible tax leakage.

6

Goldman Sachs

Pro Forma Financial Impact

Sony Acquires Getty

100% Stock

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 0	$ 0	$ 0
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	38.3	44.8	51.4
Target's Ownership in Pro Forma	3.7%	4.3%	4.9%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 3.25	$ 3.25	$ 3.25
Pro Forma Combined EPS	3.25	3.23	3.21
Accretion / Dilution (%)	**0.1%**	**(0.5)%**	**(1.1)%**
Pre-Tax Synergies to EPS Breakeven	$(5.4)	$ 31.1	$ 67.7
as a % of Target's SG&A	N.M.	9.5%	20.7%

100% Cash

Purchase Price Per Share	**$ 34.57**	**$ 40.33**	**$ 46.10**
Premium to Market Price	20%	40%	60%
Equity Consideration - Diluted	**$ 2,067**	**$ 2,419**	**$ 2,772**
Enterprise Value	2,149	2,501	2,854
Sources of Financing			
Cash as Source of Purchase Price[1]	$ 2,067	$ 2,419	$ 2,772
Amount of New Debt Required	0	0	0
Financing Fees	0	0	0
Total Incremental Debt Required	**$ 0**	**$ 0**	**$ 0**
Ownership			
Acquiror New Shares Issued - Diluted	0.0	0.0	0.0
Target's Ownership in Pro Forma	0.0%	0.0%	0.0%
2008E Accretion / Dilution[2]			
Acquiror Standalone EPS	$ 3.25	$ 3.25	$ 3.25
Pro Forma Combined EPS	3.31	3.30	3.29
Accretion / Dilution (%)	**2.0%**	**1.7%**	**1.4%**
Pre-Tax Synergies to EPS Breakeven	$(116.6)	$(99.0)	$(81.3)
as a % of Target's SG&A	N.M.	N.M.	N.M.

[1] Assumes use of 100% of target's cash and up to 50% of acquiror's cash; cash as source of purchase price includes equity consideration and liquidity of options.
[2] Assumes IBES median estimates as of 03-Dec-2007. Assumes acquiror's tax rate of 42%, 5% opportunity cost of cash and 8% cost of debt. Pre-tax synergies to breakeven as % of Target's SG&A based on target's LTM SG&A.
Note: Sony and Getty EPS estimates include ESO expense. Merger math does not include potential tax benefits from tax deductibility of options. Enterprise value shown assumes cash after $40mm in convertible tax leakage.

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Goldman

Sachs

II. Stub Equity Alternative Deal Structures

Goldman

Sachs

“Stub Equity” in the LBO Context

Description

A portion of target shareholders’ equity is rolled over into “NewCo”

Target shareholders can choose whether to receive cash for their shares or to rollover (or some combination thereof)

— If over subscribed, NewCo equity will be issued on a pro-rated basis

Selected Benefits

Allows existing public shareholders to retain an interest in the company under new majority shareholder(s)

Allows sponsor(s) to put more equity capital to work by reducing the amount needed to be raised from other co-investors

The exchange of the target’s shares for NewCo’s shares, when taken together with the sponsor’s contribution of cash, may qualify as a tax-free Section 351 exchange, generally allowing electing shareholders to defer at least a portion of their gain in the transaction

Selected Considerations

Stub equity holders of NewCo likely to be minority investors with limited influence over NewCo governance

Complex to structure

May involve registration, listing and Exchange Act reporting requirements; Sarbanes-Oxley may continue to apply under certain structures

Stub equity may have limited liquidity and valuation could be challenging

If public shares are offered for stub equity, buyer / rollover equity holders may be taxed on the capital gain on the shares received

Goldman

Sachs

Trading and Liquidity Considerations

Trading Alternatives for Stub Equity

Public Exchange (e.g., NYSE, NASDAQ, etc.)

Pink Sheets or other OTC Mechanism

Proprietary Platform (e.g., GS TrUE)

No Trading / Complete Private Holdings

Public

Private

Considerations

Institutional shareholders may have limited ability to hold alternative investments

Inability to “mark-to-market” the value of the equity investment may also constrain some potential investors

Certain listing venues may require registration and public filings

Goldman Sachs

Selected Case Studies

Date	Status	Target	Acquirer / Sponsor(s)	Summary
April 2007	Terminated	Harman International	KKR and GSCP	■ In April 2007, Harman announced it had agreed to be acquired by KKR and GS Capital Partners for $120 per share, or an aggregate value of ~$8bn ■ As part of the transaction, the sponsors offered Harman shareholders the option to receive cash or up to a 27% equity stake in Newco — If over-subscribed, Newco shares would be allocated on a pro-rata basis and the remaining Harman shares exchanged for cash
April 2007	Pending	Clear Channel	TH Lee and Bain Capital	■ After TH Lee and Bain Capital's November 2006 initial announcement to acquire Clear Channel faced shareholder objections, the sponsors increased their cash bid by $1.40/share to $39 on April 18th ■ When the merger proxy was filed on April 25th, the document confirmed the sponsors had considered offering shareholders an up to 10% stake in the new company in order to gain their support — The proxy stated the funds had told the Board they would pay $38.50 a share "in either, or a combination of, cash and/or shares of stock in the surviving corporation," at the discretion of each shareholder. The amount of equity would be capped at 10% of Clear Channel's outstanding shares — Shareholders also would receive up to an additional $2 a share if the growth rate of the company's radio business exceeded 2% a year — As the Board was uncertain the Company could achieve those financial targets, the directors pushed the sponsors to offer a higher bid all in cash ■ On May 18th, the sponsors increased their bid to $39.20/share and included an option whereby current shareholders could take an up to 30% stake in the new company
April 2007	Not Completed Under These Deal Terms	Chrysler	Tracinda (Kirk Kerkorian)	■ As part of its $4.5 billion offer for Chrysler, Tracinda met with the United Auto Workers, Chrysler's largest union, to say it would consider giving the UAW a "substantial share of equity" as part of the deal — The employee buyout committee had separately sent a formal proposal to DaimlerChrysler, offering to take a 70% stake in the company over a period of five years or more on behalf of its roughly 50,000 U.S. factory workers ■ On May 15th, Cerberus announced it had agreed to purchase the Company

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Goldman

Sachs

Selected Case Studies

Date

Status

Target

Acquirer / Sponsor(s)

Summary

April 2007

Not Completed Under These Deal Terms

J Sainsbury Plc

CVC, Blackstone and TPG

On April 10th, a consortium comprised of CVC, Blackstone and TPG increased its bid for Sainsbury from 562 pence/share to 582 pence/share

— In addition to the increased offer, the CVC-led proposal offered as much as 15% of the equity to about 80,000 employees and up to 25% of the equity to existing shareholders in the form of stub equity

— Blackstone and TPG subsequently dropped out of the consortium

After members of the Sainsbury family said they would not entertain a bid for less than 600 pence/share, CVC ultimately withdrew its bid for the company

February 2007

Completed

Countrywide plc

Apollo

In February 2007, Apollo offered £1bn for Countrywide, approximately 3% more than the offer from 3i Group that shareholders had rejected as too low the prior month

— As part of the offer, however, Apollo offered shareholders the option to exchange some or all of the cash for a continued unlisted investment in Countrywide, up to a maximum of £100mm

On April 12th, after the Company received an approach from a third party, Apollo increased its offer and subsequently received shareholder approval

— The value of the stub equity portion of the deal increased to £137.5mm

On May 1st, Apollo again increased the offer after Countrywide said it had received a “non-binding proposal from a third party in relation to a possible competing offer” for the Company, which contained a higher cash element than the Apollo bid

— Apollo proposed raising the stub equity portion to 55% (£152.5mm); Apollo, however, would still retain control of the Company via its Class A voting shares (vs. the Class B nonvoting shares issued to stub equity holders)

Goldman

Sachs

Selected Case Studies

Date

Status

Target

Acquirer / Sponsor(s)

Summary

October 2006

Not Completed Under These Deal Terms

St. Ives Plc

Tangent Communications

In October 2006, St. Ives confirmed it had received an offer from Tangent Communications worth 272.5 pence/share

— The offer was comprised of 200 pence/share in cash with the remainder in new Tangent equity

— Existing St. Ives shareholders would hold approximately 41% of the combined company

— St. Ives’ Board subsequently rejected the offer

In November 2006, Tangent dropped its bid for the company

September 2006

Not Completed Under These Deal Terms

Incisive Media

Apax

On September 21st, 2006, Incisive Media recommended a cash offer of 195 pence/share from Apax

— The deal also offered existing shareholders up to 25% of the Newco shares. The shares would not be publicly traded, but rather would be retained as a minority stake in the Apax holding vehicle, with appropriate minority protection rights

— Shareholders Standard Life (11.5% owner) and Scottish Widows (9%) subsequently questioned the terms of the deal

— Under the final terms of the deal, the cash consideration payable under the terms of the offer were provided by way of equity financing provided by Apax Partners funds and re-investment by the management team, and by debt financing under committed facilities arranged and fully underwritten by the Royal Bank of Scotland.

In November 2006, Ingenious Media Active Capital (IMAC) acquired 11% of the Company and said it had the intention of supporting the Apax bid and participating in Incisive when it was taken private

Goldman

Sachs

Selected Case Studies

Date

Status

Target

Acquirer / Sponsor(s)

Summary

April 2006

Not Completed Under These Deal Terms

BAA plc

Ferrovial

In March 2006, Ferrovial made an offer for BAA for 810 pence/share in cash, which the Company subsequently rejected

— In late April, BAA also rejected a bid led by Goldman Sachs

On May 30th, Ferrovial raised its offer to 900 pence/share, which the Company also rejected

On June 5th, Ferrovial again raised its offer to 915 pence/share; the offer was again raised on June 6th to 950 pence/share, which the Company accepted

— In addition, shareholders and convertible bondholders had the option to participate in a “Partial Share Alternative” in which shares issued in a Newco, Altitude Assets plc, would be listed on the AIM market of the London Stock Exchange. Altitude Assets was expected to hold between a 5-10% stake in the Holdco of the new company

On July 4th, Ferrovial scrapped its Partial Share Alternative after failing to receive sufficient valid acceptances for the option

June 2004

Not Completed Under These Deal Terms

Marks & Spencer

Revival Acquisitions (Philip Green)

In June 2004, Revival said it was prepared to make an offer for M&S of between 290-310 pence/share, plus a 25% interest in the equity of the Revival group in the form of a listed security

— M&S subsequently rejected the offer and said it “significantly” undervalued the Company

In July 2004, Green increased his offer to 400 pence/share in cash or a cash and share alternative comprising 335 pence/share in cash and a 30% equity interest in the Revival group, which the Company again rejected

In late July, Green dropped his bid for the Company after he concluded that Revival would not “gain the cooperation of the board of M&S to provide it access to the information necessary for Revival to make its offer”

January 2004

Completed

Chelsfield plc

Duelguide plc

Duelguide, a company chaired by Chelsfield Chairman Elliott Bernerd, said Chelsfield’s board recommended its increased 320 pence/share offer

— The offer was comprised of 280 pence in cash and 40 pence in Duelguide Units (non-listed), of which 35 pence could be taken in cash

The deal subsequently received 97% acceptance by shareholders

Goldman Sachs

Selected Case Studies

Date	Status	Target	Acquirer / Sponsor(s)	Summary
December 2003	Not Completed Under These Deal Terms	Canary Wharf	Morgan Stanley Real Estate Funds (MSREF)	■ After initially rejecting a £1.5bn offer for Canary Wharf, the Company accepted a revised bid from MSREF which was comprised of 220 pence/share in cash and 45 pence/share in shares in the new holding company — The shares would be holding company shares with limited voting rights and would represent ~33% of the share capital of the Company — Investors also had the option to receive a 100% cash alternative
October 2003	Completed	Inmarsat	Apax and Permira	■ After a 14-month takeover battle, Apax and Permira's acquisition vehicle Grapeclose Ltd. agreed to offer $15 cash per ordinary share (up from a reported $14.25) — The deal also provided an option for shareholders to receive part of the payment in Grapeclose's parent, Duchessgrove — At the time of the deal, Inmarsat was largely owned by former European telecom monopolies, including Norway's Telenor ASA (15%), Britain's BT Group (7.9%), the Netherlands-based Xantic BV (5.9%), France Telecom SA (5.1%) and Germany's Deutsche Telekom AG (4.3%). Japan's KDDI Corp. owned another 7.6%

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